UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2012 (March 1, 2012)
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 1, 2012, James F. Flaherty III, Chairman and Chief Executive Officer of HCP, Inc. (the “Company”), entered into a Rule 10b5-1 sales plan for the period April 2, 2012 through December 31, 2012.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices at designated times, Mr. Flaherty could effect net settlement exercises of stock options awarded pursuant to the Company’s 2000 Stock Incentive Plan and 2006 Performance Incentive Plan (collectively, the “Plans”), resulting in sales of up to an aggregate of 292,510 shares of common stock.

On March 1, 2012, Kenneth B. Roath, a member of the Board of Directors of the Company, entered into a Rule 10b5-1 sales plan for the period April 2, 2012 through October 2, 2012.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices, Mr. Roath could sell up to an aggregate of 15,000 shares of common stock, which were acquired from vested restricted stock awards granted pursuant to the Plans.

On March 2, 2012, Edward J. Henning, Executive Vice President of the Company, entered into a Rule 10b5-1 sales plan for the period April 9, 2012 through December 31, 2012.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices, Mr. Henning could sell up to an aggregate of 40,000 shares of common stock, which were acquired from vested restricted stock awards or exercises of stock options, and he could effect a cashless exercise of up to an aggregate of 118,213 stock options awarded pursuant to the Plans.

On March 1, 2012, Thomas D. Kirby, Executive Vice President — Acquisitions and Valuations of the Company, entered into a Rule 10b5-1 sales plan for the period March 31, 2012 through March 31, 2013.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices, Mr. Kirby could sell up to an aggregate of 10,000 shares of common stock, which were acquired from vested restricted stock awards, and he could effect a cashless exercise of up to an aggregate of 112,682 stock options awarded pursuant to the Plans.

On March 1, 2012, Susan M. Tate, Executive Vice President — Post-Acute and Hospitals of the Company, entered into a Rule 10b5-1 sales plan for the period April 2, 2012 through January 31, 2013.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices, Ms. Tate could effect a cashless exercise of up to an aggregate of 29,116 stock options awarded pursuant to the Plans.

Each of the aforementioned Rule 10b5-1 sales plans are intended to satisfy the Company’s insider trading policy and the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits an individual who is not in possession of material non-public information, at the time the Rule 10b5-1 sales plan is adopted, to establish a pre-arranged plan to exercise stock options and buy or sell specified amounts of company stock.  Using such sales plans, among other objectives, individuals may gradually diversify their investment portfolios over an extended period.

Transactions for each of Messrs. Flaherty, Roath, Henning and Kirby and Ms. Tate under their respective Rule 10b5-1 sales plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.  Except as may be required by law, the Company does not undertake any obligation to report any modifications or terminations of any such sales plans, nor report any Rule 10b5-1 sales plans that may be adopted by other officers or employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCP, INC.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen,
Executive Vice President - Chief Financial Officer

Dated: March 7, 2012